EXHIBIT 10 (b)




PEOPLES BANCORP INC.
RETIREMENT SAVINGS PLAN

Amended and Restated Effective January 1, 1989


PEOPLES BANCORP INC.

RETIREMENT SAVINGS PLAN




TABLE OF CONTENTS


ARTICLE	I.


DEFINITIONS

		1.01	Accounts
	 1.02	Affiliate
		1.03	Beneficiary
		1.04	Break in Service
		1.05	Code
		1.06	Committee
		1.07	Compensation
		1.08	Effective Date
		1.09	Employee
		1.10	Employer
		1.11	Employment Commencement Date
		1.12	Entry Date
		1.13	ERISA
		1.14	Exchange Act
		1.15	Family Member
		1.16	Highly-Compensated Employee
		1.17	Hour of Service
		1.18	Inactive Participant
		1.19	Investment Funds
		1.20	Leased Employee
		1.21	Lower-Compensated Employee
		1.22	Normal Retirement Age
		1.23	Participant
 	1.24	Period of Severance
		1.25	Plan
		1.26	Plan Year
		1.27	Projected Annual Benefit
		1.28	Severance from Service
		1.29	Spouse or Surviving Spouse
		1.30	Trust Agreement
		1.31	Trust Fund
		1.32	Trustee
		1.33	Valuation Date
		1.34	Year of Service


ARTICLE	II.	PARTICIPATION

		2.01	Eligibility and Election to Participate
		2.02	Reemployment
		2.03	Employment After Normal Retirement Age
		2.04	Designation of Beneficiary


ARTICLE III.	CONTRIBUTIONS

		3.01	Contribution of Participant Deferrals
		3.02	Participant Nondeductible Contributions
		3.03	Rollover Contributions
		3.04	Employer Matching Contributions
		3.05	Limitation of Participant Deferrals
		3.06	Maximum Participant and Matching Contributions for Highly-Compensated
  			  Employees
		3.07	Combined Alternative Limitation on Participant Deferrals and
  			  Employer Matching Contributions


ARTICLE IV.	PARTICIPANT'S ACCOUNTS; ALLOCATIONS

		4.01	Participant's Accounts
		4.02	Allocation of Employer Matching Contributions
		4.03	Allocation of Net Gains or Losses; Crediting of Accounts
		4.04	Limitation of Annual Additions
		4.05	Limitation of Reversion of Contributions


ARTICLE	V.	INVESTMENT OF CONTRIBUTIONS AND VALUATION OF FUNDS

		5.01	Investment Funds
		5.02	Investment Fund Options
		5.03	Qualifying Employer Securities
		5.04	Valuation of Trust Fund


ARTICLE	VI.	WITHDRAWALS OF PARTICIPANT DEFERRALS WHILE EMPLOYED

		6.01	Withdrawal of Employee Deferral Accounts
		6.02	Hardship Withdrawals
		6.03	Withdrawal of Nondeductible Contribution
		6.04	Amount and Payment of Withdrawals


ARTICLE VII.	AMOUNT AND DISTRIBUTION OF BENEFITS

		7.01	Retirement Benefits
		7.02	Death Benefits
		7.03	Disability Benefits
		7.04	Benefits Upon Termination of Employment
		7.05	Distribution of Benefit
		7.06	Timing of Distributions


ARTICLE	VIII.	DEFERRAL PLAN COMMITTEE

		8.01	Appointment of Committee
		8.02	Powers and Duties
		8.03	Actions by the Committee
		8.04	Interested Committee Members
		8.05	Indemnification
		8.06	Conclusiveness of Action
		8.07	Payment of Expenses
		8.08	Claims Procedure


ARTICLE	IX.	AMENDMENT TO THE PLAN

		9.01	Right to Amend


ARTICLE	X.	TERMINATION OF THE PLAN

		10.01	Right to Terminate
		10.02	Plan Merger and Consolidation
		10.03	Successor Employer


ARTICLE	XI.	TRUST AND THE TRUSTEE

		11.01	Employer to Select Trustee



ARTICLE 	XII.	TOP HEAVY PLAN PROVISIONS

		12.01	Definitions
		12.02	Top Heavy Status
		12.03	Minimum Contributions



ARTICLE 	XIII.	MISCELLANEOUS

		13.01	Voluntary Plan
		13.02	Designation of Dates
		13.03	Non-alienation of Benefits
		13.04	Participant Loans
		13.05	Inability to Receive Benefits
		13.06	Lost Participants
 	13.07	Limitation of Rights
		13.08	Gender
		13.09	Invalid Provision
		13.10	One Plan
		13.11	Governing Law



PEOPLES BANCORP INC.
RETIREMENT SAVINGS PLAN

  Peoples Bancorp Inc. hereby adopts the following retirement savings plan pursuant to Sections 401(a) and 401(k) of the Code, effective January 1, 1989. The Plan is an amendment and restatement of the Peoples Bancorp Inc. Retirement Savings Plan, effective December 31, 1985. The Plan shall be for the exclusive benefit of the Participants and, where applicable, the Beneficiaries of such Participants. It is intended that this Plan, together with the Trust Agreement, shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended.



ARTICLE I

DEFINITIONS

  Whenever used herein, the following words and phrases shall have the meaning specified below. Additional words and phrases may be defined in the text of the Plan.

1.01.  Accounts

  "Accounts" means a Participant's Employee Deferral Account, his Voluntary Contributions Account, his Rollover Account and his Employer Matching Contributions Account.



1.02.  Affiliate

		"Affiliate" means any other employer which, together with the Employer, is a member of a controlled group of corporations or of a commonly controlled trade or business [as defined in Code
Sections 414(b) and (c) and as modified by Code Section 415(h)] or of an affiliated service group [as defined in Code Section
414(m)] or other organization described in Code Section 414(o).

1.03.  Beneficiary

		"Beneficiary" means the person, persons or entity designated by a Participant pursuant to the terms of Section 2.04 to receive the death benefit payable under the Plan.

1.04.  Break in Service

		"Break in Service" means a Period of Severance of one year.

1.05.  Code

		"Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

1.06.  Committee

		"Committee" means the Deferral Plan Committee as described in
Article VIII.

1.07.  Compensation

		"Compensation" means the total amount reflected on a Participant's Form W-2 for the Plan Year, excluding any benefits paid under this Plan, except Compensation shall include any salary deferrals made by a Participant pursuant to Section 3.01. Notwithstanding the preceding sentence, for purposes of allocating the Employer's contribution under the Plan, for the year in which a Participant begins or resumes participation in the Plan, Compensation before his participation began or resumed shall be disregarded. In any Plan Year, Compensation in excess of the maximum amount permitted under Code Section 401(a)(17)
(or such larger number as may be determined by the Secretary of the Treasury) shall not be considered.

1.08.  Effective Date

		"Effective Date" means, for this amended and restated Plan, January 1, 1989, unless some other effective date is provided for in any specific provision herein.

1.09.  Employee

		"Employee" means any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer (or who would be receiving such remuneration except for an authorized leave of absence). In addition, any Leased Employee shall be treated as an Employee of the Employer.
However, contributions or benefits provided by the leasing organization for any Leased Employee which are attributable to services performed for the Employer shall be treated as provided by the Employer. The preceding sentences shall not apply to any Leased Employee of the Employer if (a) Leased Employees do not constitute more than 20% of the Employer's non-highly-compensated work force [as defined by reference to
Section 414(q) of the Code]; and (b) the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization which provides (i) a nonintegrated employer contribution rate for each participant of at least 10% of compensation; (ii) full and immediate vesting; and (iii) immediate participation for all employees of the leasing organization (except for those individuals whose compensation is less than $1,000 in each plan year during the four-year period ending with the plan year).

1.10.  Employer

		"Employer" means Peoples Bancorp Inc., its Affiliates and any successor business or organization which shall assume the obligations of the Plan.

1.11.  Employment Commencement Date

		"Employment Commencement Date" means the date on which the Employee first performs an Hour of Service for the Employer or an Affiliate.

1.12.  Entry Date

		"Entry Date" means the first day of January, April, July and October of each Plan Year.

1.13.  ERISA

		"ERISA" means the Employee Retirement Income Security Act of 1974, as periodically amended.

1.14.  Exchange Act

		"Exchange Act" means the Securities Exchange Act of 1934, as periodically amended.

1.15.  Family Member

		"Family Member" means, with respect to any individual, such individual's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

1.16.  Highly-Compensated Employee

		"Highly-Compensated Employee" means a highly-compensated active employee and a highly-compensated former employee. A highly-compensated active employee includes any Employee who performs service for the Employer or an Affiliate during the determination year and who, during the look-back year (a) received compensation in excess of $75,000 (as adjusted by the Secretary of the Treasury); (b) received compensation in excess of $50,000 (as adjusted by the Secretary of the Treasury) and was a member of the top-paid group for such year; or (c) was an officer of the Employer or an Affiliate and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A).

		The term Highly-Compensated Employee also includes (a) Employees who are both described in the preceding paragraph if the term "determination year" is substituted for the term
"look-back year" and one of the 100 Employees who received the most compensation from the Employer or an Affiliate during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (c) in the preceding paragraph during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

		A highly-compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer or an Affiliate during the determination year and was a highly-compensated active employee for either the separation year or any determination year ending on or after the Employee's
55th birthday. A separation year is the determination year the Employee separates from service. If an Employee is, during a determination year or look-back year, a Family Member of either a 5% owner who is an active or former Employee or a Highly-Compensated Employee who is one of the 10 most highly-compensated employees ranked on the basis of compensation paid by the Employer or its Affiliates during such year, then the Family Member and the 5% owner or top-10 highly-compensated employee shall be aggregated. In such case, the Family Member and 5% owner or top-10 highly-compensated employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and 5% owner or top-10 highly-compensated employee.

		The determination of who is a Highly-Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered will be made in accordance with Code Section
414(q) and the regulations thereunder.

1.17.  Hour of Service

		"Hour of Service" means

		(a)	each hour for which an Employee is paid, or entitled to
payment, for the performance of duties for the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

		(b)	each hour for which an Employee is paid, or entitled to
payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; and

		(c)	each hour for which back pay, irrespective of mitigation
of damages, is either awarded or agreed to by the Employer or an Affiliate. An Hour of Service credited under paragraph (a) or
(b) above will not be credited under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

1.18.  Inactive Participant

		"Inactive Participant" means a Participant whose employment with the Employer or an Affiliate has continued but (a) whose participation has been suspended as a result of making a withdrawal pursuant to Section 6.02 hereof; or (b) who has suspended his deferrals pursuant to Section 3.01(c) hereof.

1.19.  Investment Funds

		"Investment Funds" means the investment funds as determined by the Committee and described in Section 5.02 for the investment of Participant Accounts pursuant to Participant directions.

1.20.  Leased Employee

		"Leased Employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person (leasing organization), has performed services for the recipient [or for the recipient and related persons determined in accordance with Code Sections
414(n) and 414(o)] on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer.

1.21.  Lower-Compensated Employee

		"Lower-Compensated Employee" means any Employee who is not a Highly-Compensated Employee.

1.22.  Normal Retirement Age

		"Normal Retirement Age" means the Participant's 65th birthday; provided, however, that this Plan shall not be interpreted to require that a Participant retire prior to attaining any specific age.

1.23.  Participant

		"Participant" means either (a) an Employee who is participating in the Plan in accordance with Article II and for whom Accounts are being maintained; or (b) a former Employee of the Employer or an Affiliate for whom Accounts are being maintained.

1.24.  Period of Severance

		"Period of Severance" means the time period between an Employee's Severance from Service and the date on which he is next credited with an Hour of Service.

1.25.  Plan

		"Plan" means the plan designated as the Peoples Bancorp Inc. Retirement Savings Plan, as described in this document and as it may be periodically amended.

1.26.  Plan Year

		"Plan Year" means the 12 months beginning on each January 1 and ending each December 31. The Plan Year shall be the "Limitation Year" for purposes of Code Section 415 and Section
4.04 of the Plan.

1.27.  Projected Annual Benefit

		"Projected Annual Benefit" means the annual benefit to which a Participant would be entitled under all Employer sponsored defined benefit plans, assuming that the Participant continues employment until his normal retirement date, that the Participant's Compensation continues until his normal retirement date at the rate in effect during the current calendar year and that all other factors relevant for determining benefits under the Plan remain constant at the level in effect during the current calendar year.

1.28.  Severance from Service

		"Severance from Service" means the earliest of the date on which an Employee either

		(a)	quits;
		(b)	retires;
		(c)	is discharged;
		(d)	dies; or
		(e)	is continuously absent (with or without pay) beyond (i)
the first anniversary of the first day of his approved absence;
or (ii) the expiration of his approved absence, whichever is longer.

		An Employee will not be deemed to have incurred a Severance from Service while in active service with the United States armed forces and while his reemployment rights are protected by law. If a Participant retires because of disability and recovers before his normal retirement date but is not rehired by the Employer or an Affiliate, he will be treated as having quit
(rather than retired) on the date his disability began.

1.29.  Spouse or Surviving Spouse

		"Spouse" or "Surviving Spouse" means an individual who is legally married to the Participant, provided that an individual who was formerly married to the Participant will be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as described in Code Section
414(p).

1.30.  Trust Agreement

		"Trust Agreement" means the agreement, and any amendments made thereto, by and between the Employer and the Trustee for the management, investment and disbursement of funds held in the Trust Fund.

1.31.  Trust Fund

		"Trust Fund" means the Employer's portion of the fund established pursuant to the terms of the Trust Agreement, which fund may be comprised of one or more Investment Funds.

1.32.  Trustee

		"Trustee" means the bank, trust company and/or individual designated by the Employer to hold and invest the Trust Fund and to pay benefits and expenses as authorized by the Committee in accordance with the terms and provisions of the agreement by and between the Employer and such bank, trust company and/or individual.

1.33.  Valuation Date

		"Valuation Date" means each March 31, June 30, September 30 and December 31, or more frequently if determined to be necessary by the Committee.

1.34.  Year of Service

		"Year of Service" means each 12-month period between an Employee's Employment Commencement Date and his Severance from
Service.

		(a)	Years of Service include an Employee's Period of Severance
if he is reemployed by the Employer or an Affiliate before a
Break in Service;
		(b)	except for determining eligibility to participate, periods
of service less than a full year will be aggregated; and
		(c)	any portion of a Year of Service which is less than a full
year will be stated as a fractional year with each full or partial month equal to 1/12th of a year.

		If a Participant is absent for maternity/paternity purposes and that absence begins during Plan Years beginning after December 31, 1984, the 12-consecutive-month period beginning on the first anniversary of the date the absence began will not be counted as a Break in Service. For purposes of this section, an absence from work for maternity/paternity purposes means an absence due to

		(a)	the pregnancy of the Employee;
		(b)	the birth of a child of the Employee;
		(c)	the placement of a child with the Employee in connection
with the adoption of such child by the Employee; or
		(d)	the caring for a child for a period beginning immediately
after birth or placement.



ARTICLE II

PARTICIPATION

2.01.  Eligibility and Election to Participate

		Each individual who was a Participant in the Plan on the day before the Effective Date shall remain a Participant in this Plan on the Effective Date. Each Employee who is classified by the Employer as a full-time employee who is not a Participant on the Effective Date shall become a Participant in the Plan on the Entry Date coincident with or next following his Employment
Commencement Date. Each Employee who is classified by the Employer as a part-time employee who is not a Participant on the Effective Date shall become a Participant in the Plan on the Entry Date coincident with or next following the date as of which he has been credited with 1,000 Hours of Service.

		To be eligible to make Participant deferrals, a Participant must complete an enrollment form and agree to make contributions to the Plan, authorize the Employer to withhold such contributions from his Compensation and pay the same to the Trustee and designate a Beneficiary. An Employee who declines to make Participant deferrals at the time when he is initially eligible shall be a Participant for all other purposes of the Plan and may elect to make Participant deferrals on the next
Entry Date thereafter, provided the Employee completes the required form at least five days prior to such date.

2.02.  Reemployment

		If a Participant whose employment has terminated is subsequently reemployed, he shall be eligible to participate in the Plan on the Entry Date following his reemployment. Notwithstanding the previous sentence, effective September 1, 1993, a Participant whose employment has terminated, who is subsequently reemployed and who was subject to the provisions of
Section 16 of the Exchange Act at the time of his termination of employment shall not be eligible to participate in the Plan until the later of (a) the Entry Date following his reemployment; and (b) the Entry Date following the date which is six months after his termination of employment.

2.03.  Employment After Normal Retirement Age

		A Participant who continues in the employ of the Employer after his Normal Retirement Age shall continue to be a Participant for all purposes of the Plan.

2.04.  Designation of Beneficiary

		(a)	Each Participant shall designate a Beneficiary to receive
any death benefit payable under the Plan. In the event the Participant dies before a distribution has occurred pursuant to
Section 7.01, 7.03 or 7.04, such distribution shall be paid to the Participant's Surviving Spouse.

		If there is no Surviving Spouse, or if the Surviving Spouse consents to forego receipt of the distribution in accordance with paragraph (b) below, distribution shall be made to any person, persons or entity designated by the Participant as a Beneficiary hereunder. If more than one Beneficiary is named, the Participant may specify the sequence and/or proportion in which payments must be made to each Beneficiary. In the absence of such specification, payments shall be made in equal shares to all named Beneficiaries. To the extent otherwise consistent with this Plan, a Participant may change his Beneficiary from time to time by written notice delivered to the Committee in the manner prescribed by the Committee. If no Beneficiary has been designated or if no designated Beneficiary is living at the time of the Participant's death, payment of such death benefit, if any, to the extent permitted by law, shall be made to the surviving person or persons in the first of the following classes of successive preference of Beneficiaries: (i)
Surviving Spouse; (ii) issue, then living, per stirpes; (iii) executors or administrators. Any minor's share shall be paid to such adult or adults as have been appointed legal guardian and have assumed custody and support of such minor. Proof of death satisfactory to the Committee must be furnished prior to the payment of any death benefit under the Plan.

		(b)	If the Participant's Beneficiary under the Plan is someone
other than the Participant's Spouse, then such designation is subject to the Spouse's consent. Spousal consent shall be valid only if (i) it is made in writing on a form prescribed by the Committee; (ii) the Spouse acknowledges the effect of the consent; and (iii) the consent and acknowledgment are witnessed by a Plan representative or a notary public. If the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because his Spouse cannot be located, a designation of a Beneficiary other than his Spouse will be deemed to have been made with spousal consent.



ARTICLE III

CONTRIBUTIONS

3.01.  Contribution of Participant Deferrals

		(a)	Effective January 1, 1987, each Participant may elect, by
entering into a salary reduction agreement with the Employer, for each Plan Year to defer a portion of his Compensation, not to exceed the lesser of (i) 15% of his Compensation; or (ii) the maximum amount permitted under Section 402(g) of the Code, taking into account elective deferrals made under other qualified cash or deferred arrangements in which the Participant participates. Such deferred amounts shall be contributed by the Employer to the Participant's Employee Deferral Account.

		(b)	A Participant's election to make Participant deferrals
shall be effective for each payroll period during which an effective salary reduction agreement is on file with the Employer.

		(c)	A Participant's deferral percentage will remain in effect,
notwithstanding any change in his Compensation, until he elects to change such percentage. A Participant may elect to increase, decrease or cease his deferral percentage once during each calendar quarter of the Plan Year. Salary reduction agreements and amendments to salary reduction agreements shall be effective as of, and shall not apply to any payroll period preceding, the payroll period next following the 30th day after the salary reduction agreement or amendment to the salary reduction agreement is executed by the Participant and the Employer.

		Notwithstanding any provision in the preceding paragraph, effective September 1, 1993, if a Participant who is subject to the provisions of Section 16 of the Exchange Act elects to cease making Participant deferrals, he may not again elect to make such Participant deferral contributions to the Plan until the later of (i) the first day of the Plan Year following such cessation of Participant deferral contributions; or (ii) the date which is six months after the effective date of the cessation of his Participant deferrals. In addition, such a Participant shall be ineligible to transfer any portion of his Employee Deferral Account, Voluntary Contributions Account,
Rollover Account or Employer Matching Contributions Account from any Investment Fund or Funds in which investments are not made in equity securities of the Employer to any Investment Fund in which investments are made in equity securities of the Employer
(an "Intra-Fund Acquisition Transfer") for a period of six months following the effective date of the Participant's suspension of Participant deferrals.

		A Participant who has elected a deferral percentage for a prior portion of a Plan Year who fails to change such percentage on an allowable date for a subsequent portion of a Plan Year shall be deemed to have kept his prior deferral percentage in effect for such subsequent portion of the Plan Year.

		(d)	Participant deferrals under this section shall be made by
payroll deductions authorized by the Participant and shall be contributed to the Plan by the Employer. Participant deferrals constitute Employer contributions under the Plan and are intended to qualify as elective contributions under Code Section
401(k).  Amounts allocated to a Participant's Employee Deferral
Account shall be fully vested in such Participant and nonforfeitable at all times. The salary-deferral arrangement of this Plan and any other plans of the Employer [which include a cash or deferred arrangement under Section 401(k) of the Code and which are considered one plan for purposes of Section
401(a)(4) or Section 401(b) of the Code] shall be treated as one salary-deferral arrangement for purposes of applying the provisions of this Article III.

		(e)	Effective January 1, 1987, in the event a Participant
notifies the Committee in writing by any March 1 that, with respect to the previous calendar year, such Participant has made elective Participant deferrals in excess of the maximum amount permitted under Section 402(g)(5) of the Code for such calendar year (taking into account for this purpose the aggregate salary deferrals made by the Participant to all qualified cash or deferred arrangements in which he participates), then the Committee shall return to such Participant by the next following
April 15 the amount specified in such written notification of his Participant deferral contributions to the Plan during the previous calendar year, together with allocable earnings thereon. To the extent that a Participant has made elective
Participant deferrals in excess of the maximum amount permitted under Code Section 402(g)(5) to this Plan or any other plan maintained by the Employer or an Affiliate, such Participant shall be deemed to have notified the Committee of such excess deferrals.

3.02.  Participant Nondeductible Contributions

		Each Participant may, if he so elects, contribute to the Trustee of this Plan in any Plan Year amounts not in excess of 10% of the Compensation paid or accrued to the Participant by the Employer during such Plan Year. All amounts contributed by a Participant under this section shall be credited to his Voluntary Contributions Account and shall be fully vested in the Participant and nonforfeitable at all times. Contributions may be in cash, by means of salary reductions or otherwise, in accordance with such rules as the Committee may determine.
Notwithstanding any provision in this paragraph, effective
September 1, 1993, a Participant who is subject to the provisions of Section 16 of the Exchange Act may not make nondeductible contributions under the Plan unless he is also making Participant deferral contributions to the Plan.

3.03.  Rollover Contributions

		Subject to such restrictions as the Committee may apply or affirmative refusal by the Committee to accept such rollovers, an Employee may roll over a distribution from another qualified pension or profit sharing plan; provided, however, that notwithstanding any provision contained herein, no Employee shall roll over more than a maximum amount of $500,000 in any one particular Plan Year into any Investment Fund or Funds in which investments are made in equity securities of the Employer.
Amounts so rolled over shall be credited to the Employee's
Rollover Account and shall be fully vested in such Employee and nonforfeitable at all times. Amounts transferred directly from another qualified pension or profit sharing plan shall be treated hereunder as a rollover.

3.04.  Employer Matching Contributions

		For each Plan Year, the Employer shall contribute an amount equal to a percentage of the total amount of contributions agreed to be made by it pursuant to salary reduction agreements under Section 3.01 entered into between the Employer and Participants for such Plan Year. The amount of this matching contribution, if any, shall be determined in the discretion of the Board of Directors.

		Contributions made pursuant to this Section 3.04 shall be allocated to the Employer Matching Contributions Account of Participants who both (a) made Participant deferrals during the Plan Year for which such matching contribution is made by the Employer; and (b) are employed by the Employer or an Affiliate on the last day of such Plan Year. Matching contributions shall be allocated to each eligible Participant in the proportion which the total Participant deferral contributions of such Participant for the Plan Year bears to the total Participant deferral contributions of all Participants who are eligible for matching contributions for the Plan Year. Any amounts contributed by the Employer pursuant to this paragraph shall be paid on an annual basis to the Trustee.

3.05.  Limitation of Participant Deferrals

		(a)	Notwithstanding Section 3.01, effective January 1, 1987,
the deferral percentages under Section 3.01 shall be modified as provided in paragraph (c) if the requirements of paragraph (b) are not satisfied.

		(b)	An actual deferral percentage shall be determined for each
Employee who is eligible to become a Participant. Such percentage shall be his total Participant deferrals, divided by his Compensation during the portion of the Plan Year during which he was eligible to participate in the Plan. With respect to Employees who are eligible to but make no deferrals under this Plan for the year, such actual deferral percentage shall be zero.

		The average of the actual deferral percentages for all eligible Employees who are Highly-Compensated Employees (High
Average), when compared to the average of the actual deferral percentages for all eligible Employees who are Lower-Compensated
Employees (Low Average), must meet one of the following requirements:

			  (i)	the High Average is no greater than the Low Average
times 1.25; or

			 (ii)	the excess of the High Average over the Low Average is
not greater than 2% and the High Average is no greater than the
Low Average times 2.0.

		(c)	The Committee shall make a determination as of the last
day of the Plan Year regarding the maximum Participant deferral contribution which each Participant who is a Highly-Compensated
Employee may elect to defer, and any Participant who elected to defer more than his maximum permissible Participant deferral contribution shall be deemed to have elected to defer the maximum permissible Participant deferral contribution as determined by the Committee. For this purpose, all cash or deferred arrangements under which a Highly-Compensated Employee is eligible to participate shall be treated as a single arrangement. If it is determined as of the end of the Plan Year that any amounts withheld by the Employer for such Participant exceed the amounts determined permissible by the Committee or, if the amount of the Participant's Participant deferral contribution would limit the contribution the Employer has determined to make for its corresponding fiscal year, then the excess amount or the portion of the Participant's Participant deferral contribution which would so limit the Employer's contribution, together with interest thereon (if any), shall be returned by the Employer or the Trustee to the Participant within 2 1/2 months after the end of the Plan Year, but in no event later than the last day of the following Plan Year.

		For purposes of this paragraph (c), the amount of excess contributions for a Highly-Compensated Employee will be determined in the following manner. First, the actual deferral ratio (ADR) of the Highly-Compensated Employee with the highest
ADR is reduced to the extent necessary to satisfy the actual deferral percentage (ADP) test or cause such ratio to equal the ADR of the Highly-Compensated Employee with the next highest ratio. Second, this process is repeated until the ADP test is satisfied. The amount of excess contributions for a Highly-Compensated Employee is then equal to the total of elective and other contributions taken into account for the ADP test minus the product of the Employee's contribution ratio as determined above and the Employee's Compensation. The Committee shall have the right to limit or reduce the Participant deferral contributions of Participants, as it determines necessary and in any manner it determines, to ensure that the aggregate allocation to the Employee Deferral Accounts of all Participants will not exceed the amount permitted as a deduction by the Employer pursuant to the Code and to ensure that, with respect to any particular Participant, the amount credited to such Participant's Employee Deferral Account for the Plan Year does not exceed the amount permissible under Section 415 of the Code.

3.06.  Maximum Participant and Matching Contributions for

       Highly-Compensated Employees

		(a)	Effective January 1, 1987, the contribution percentage for
eligible Highly-Compensated Employees under this Plan shall not exceed the greater of (i) 125% of such percentage for all other eligible Employees; or (ii) the lesser of 200% of such percentage for all other eligible Employees or the percentage for all other eligible Employees plus two percentage points.

		(b)	For purposes of this section, the contribution percentage
for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of (i) the sum of the Participant's nondeductible contributions and the Employer matching contributions made under the Plan on behalf of each such Employee for such Plan Year to
(ii) the Employee's compensation [within the meaning of Section
414(s) of the Code] for the portion of such Plan Year during which he was eligible to participate in the Plan.

		(c)	Any Employee who is eligible to make a Participant
deferral contribution under the Plan shall be considered an "eligible employee" for purposes of this section.

		(d)	The Plan shall not be treated as failing to meet the
requirements of this section for any Plan Year if, before the close of the following Plan Year, the amount of the excess aggregate contributions for such Plan Year and any income allocable to such contributions is distributed. For this purpose, income allocable to excess contributions shall include only income for the Plan Year for which the excess aggregate contributions were made. Any distribution of the excess aggregate contributions for any Plan Year shall be made to Highly-Compensated Employees on the basis of the respective portions of such amounts attributable to each of such Employees.
For purposes of this section, the term "excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of (i) the amount of the Participant nondeductible contributions and Employer matching contributions actually made by or on behalf of Highly-Compensated Employees for such Plan
Year over (ii) the maximum amount of such contributions permitted under the contribution percentage requirement described above (determined by reducing contributions made on behalf of Highly-Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

3.07. Combined Alternative Limitation on Participant Deferrals and Employer Matching Contributions

		Notwithstanding any provision of this Article III, effective January 1, 1987, if, as of any Plan Year, both the High Average specified in Section 3.05 (relating to actual deferral percentages) and the contribution percentage for Highly-Compensated Employees specified in Section 3.06 (relating to actual contribution percentages) exceed the Low Average specified in Section 3.05 and the contribution percentage for Lower-Compensated Employees specified in Section 3.06 by more than 25%, the Committee shall apply the aggregate alternative limitation in accordance with Section 1.401(m)-2 of the Income
Tax Regulations. In the event the combined alternative limitation is not satisfied for any given Plan Year, the Employer shall direct the Committee to reduce the High Average of Section 3.05 and/or the contribution percentage for Highly-Compensated Employees of Section 3.06 as permitted by Sections 3.05 and 3.06 hereof to the extent necessary to satisfy the combined alternative limitation.



ARTICLE IV

PARTICIPANT'S ACCOUNTS; ALLOCATIONS

4.01.  Participant's Accounts

		The Committee shall maintain Accounts as follows for each Participant in the Plan:

		(a)	an Employer Matching Contributions Account to record

			  (i)	his share of the Employer matching contributions,
allocated under Section 3.03; and

			 (ii)	his share of the net income, or net losses, resulting
from the investment thereof.

		(b)	an Employee Deferral Account to record

			  (i)	the Participant's Participant deferrals made pursuant
to Section 3.01, minus any withdrawals; and

			 (ii)	his share of the net income, or net losses, resulting
from the investment thereof.

		(c)	a Voluntary Contributions Account to record:

			  (i)	his nondeductible contributions, minus any withdrawals;
and

			 (ii)	his share of the net income, or net losses, resulting
from the investment thereof.

		(d)	a Rollover Account to record

			  (i)	the Participant's rollovers made pursuant to Section
3.03; and

			 (ii)	his share of the net income, or net losses, resulting
from the investment thereof.

4.02.  Allocation of Employer Matching Contributions

		Employer matching contributions made under Section 3.04 shall be allocated to each Participant in accordance with the provisions of Section 3.04.

4.03.  Allocation of Net Gains or Losses; Crediting of Accounts

		As of each Valuation Date, the fair market value of the Trust Fund shall be determined in accordance with Section 5.04. The net increase or decrease in such values resulting from the investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, pursuant to Section
8.07 shall be apportioned to each Participant's Employer
Matching Contributions Account and Rollover Account in proportion to the value thereof as of the last preceding
Valuation Date. The net increase or decrease in the value of the Trust Fund resulting from investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, pursuant to Section 8.07 shall be apportioned to each Participant's Employee Deferral Account in the ratio that the sum of the value of such Participant's Employee Deferral Account as of the preceding Valuation Date plus a weighted average of any Participant deferrals made to such Employee Deferral Account since the preceding Valuation Date less any withdrawals made from such Employee Deferral Account since the preceding
Valuation Date bears to the total value of all Participants'
Employee Deferral Accounts as of the preceding Valuation Date plus a weighted average of all Participant deferrals made to the Plan since the preceding Valuation Date less any withdrawals made from all Employee Deferral Accounts since the preceding
Valuation Date. The net increase or decrease in the value of the Trust Fund resulting from investment of the assets therein and from administrative expenses charged to the Trust Fund, if any, pursuant to Section 8.07 shall be apportioned to each Participant's Voluntary Contributions Account in the ratio that the sum of the value of such Participant's Voluntary
Contributions Account as of the preceding Valuation Date plus a weighted average of any Participant nondeductible contributions made to such Voluntary Contributions Account since the preceding
Valuation Date less any withdrawals made from such Voluntary
Contributions Account since the preceding Valuation Date bears to the total value of all Participants' Voluntary Contributions
Accounts as of the preceding Valuation Date plus a weighted average of all Participant nondeductible contributions made to the Plan since the preceding Valuation Date less any withdrawals made from all Voluntary Contributions Accounts since the preceding Valuation Date.

4.04.  Limitation of Annual Additions

		(a)	Basic Limitation.  Notwithstanding Sections 3.01 and 3.05
and subject to the provisions of paragraphs (b) and (c) below, Annual Additions to each Participant's Account shall not exceed the lesser of (i) $30,000 or such larger amount as may be determined by the Secretary of the Treasury for Limitation Years ending on or after January 1, 1988; or (ii) 25% of the Participant's compensation for the Limitation Year.

		For purposes of this Section 4.04, "compensation" shall mean compensation as defined in Treasury Regulation Section
1.415-2(d) and shall include wages, salaries, fees for professional services, percentage of profits, earned income in the case of a self-employed Participant, disability payments, paid or reimbursed moving expenses to the extent not deductible by the Participant, medical reimbursement items and the value of a non-qualified stock option to the extent includable in an Employee's gross income upon making the election under Code
Section 83(b). Specifically excluded are salary deferral contributions, contributions to the distributions from most deferred compensation plans, amounts realized from the sale of a non-qualified stock option or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan and most amounts which receive special tax benefits. Also for purposes of this section, "Annual Additions" means the sum of the following amounts credited to a Participant's Account for the Limitation Year under all defined contribution plans maintained by the Employer:

			  (i)	Employer contributions;

			 (ii)	Forfeitures;

			(iii)	Employee contributions;

			 (iv)	amounts allocated after March 31, 1984 to an individual
medical account, as defined in Code Section 415(l)(2), which is part of a defined benefit plan maintained by the Employer; and

			  (v)	amounts derived from contributions paid or accrued
after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a Key Employee [as defined in Code Section 416(i)] under a welfare benefit fund [as defined in Code Section 419(e)] maintained by the Employer. The amounts described under this subparagraph (v) shall not be subject to the 25% of compensation limit provided in Section 4.04(a).

		(b)	Participation in Other Defined Contribution Plan.  The
limitation of this Section 4.04 with respect to any Participant who at any time has participated in any other qualified defined contribution plan [as defined in Section 3(34) of

ERISA and Code Section 414(i)] maintained by the Employer will apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one plan.

		(c)	Participation in this Plan and Defined Benefit Plan.  If a
Participant has been a Participant in a qualified defined benefit plan [as defined in Section 3(35) of ERISA and Code
Section 414(j)] maintained by the Employer, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction for any year shall not exceed one.

		The defined benefit plan fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual
Benefit under all defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of (i) 1.25 times the dollar limitation of Code Section 415(b)(1)(A) in effect for the limitation year; or
(ii) 1.4 times the Participant's average annual earnings for the three consecutive years that produce the highest average.

		The defined contribution plan fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts under all defined contribution plans maintained by the Employer (whether or not terminated) for the current and all prior years, and the denominator of which is the sum of the lesser of the following amounts determined for such years and for each prior Year of Service with the Employer: (i)
1.25 times the dollar limitation in effect under Code Section
415(c)(1)(A) for such year; or (ii) 1.4 times the amount which may be taken into account under Code Section 415(c)(1)(B).

		For any years in which the Plan is "top heavy" as defined in
Section 12.02, "1.0" shall be substituted for "1.25" in the preceding two paragraphs.

		As to each Participant, if, in any Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction exceeds 1.0, the rate of benefit accruals under this Plan will be reduced so that the sum of the fractions equals 1.0.

		(d)	Adjustments.  If the limitation described in this Section
4.04 is effective in limiting the amount to be allocated to the Accounts of a Participant for a Plan Year, the annual contributions hereunder will be reduced as necessary to bring them within the limitation, as follows:

			  (i)	first, amounts attributable to Participant
nondeductible contributions will be reduced. Such amounts will be returned to the Participant;

			 (ii)	second, amounts attributable to the Participant's
deferrals will be reduced. Such amounts will be returned to the Participant as cash Compensation and will be subject to all federal, state, municipal and/or county taxes and other deductions which would apply to cash Compensation; and

			(iii)	third, the Employer matching contribution allocated to
the Participant's Employer Matching Contributions Account will be reduced.  The amount of the reduction will be credited to an unallocated Employer Matching Contributions Account and will reduce current or future Employer matching contributions.

		(e)	Members of Controlled Group.  The determination of the
limitation on Annual Additions described in this Section 4.04 will be made considering the Employees of all members of a controlled group of corporations or commonly controlled trades or businesses [as defined in Code Sections 414(b) and (c) as modified by Code Section 415(h)] or affiliated service groups
[as defined in Code Section 414(m)] of which the Employer is a part as employed by a single employer. Such determination will be made assuming the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Code Section
1563(a)(1).

4.05.  Limitation of Reversion of Contributions

		Except as provided in paragraphs (a) through (c) below, contributions made under the Plan shall be held for the exclusive benefit of Participants and their Beneficiaries and may not revert to the Employer.

		(a)	In the case of a contribution which is made by the
Employer by a mistake of fact, such contribution shall be returned to the Employer within one year after it is contributed to the Plan.

		(b)	In the case of a contribution conditioned on the Plan's
qualification under Code Section 401(a), if the Plan fails to qualify initially or fails to qualify as a result of an amendment, such contribution shall be returned to the Employer within one year after the date that the Plan's qualification is denied.

		(c)	In the case of a contribution conditioned upon its
deductibility under Code Section 404, to the extent the deduction is disallowed, the amount disallowed shall be returned to the Employer within one year after the disallowance.



ARTICLE V

INVESTMENT OF CONTRIBUTIONS AND VALUATION OF FUNDS

5.01.  Investment Funds

		Each Participant will have his Employer Matching Contributions Account, his Employee Deferral Account, his Voluntary
Contributions Account and his Rollover Account invested in the Trust Fund.

5.02.  Investment Fund Options

		The Committee shall establish and maintain one or more Investment Funds for the investment of Participant Accounts under the Plan. Each sum credited to a Participant's Accounts shall be invested in such Investment Funds by the Trustee pursuant to directions received from the Participant. There shall be three four such Investment Funds, as hereinafter indicated:

		(a)	Fund A The Peoples Stock Fund shall be a common stock fund
of the Trustee which consists of a diversified portfolio of high-quality common stocks. While awaiting investment in common stocks, any cash held by the Trustee may be invested in common or collective short-term investment funds of the Trustee.

		(b)	Fund B The Certificate of Deposit Fund shall be a fixed
income fund of the Plan which consists of investments in various deposit instruments of The Peoples Banking and Trust Company, which bear a reasonable interest rate. While awaiting investment into the fixed income fund, any cash held by the Trustee may be invested in common or collective short-term investment funds of the Trustee.

		(c)	Fund C The Peoples Bancorp Stock Fund shall consist of the
common shares stock of Peoples Bancorp Inc. While awaiting investment into the Peoples Bancorp Inc. common shares, stock, any cash held by the Trustee may be invested in common or collective short-term investment funds of the Trustee.

		(d)	The Peoples Special Stock Fund shall be a common stock
fund which consists of a diversified portfolio of small company common stocks and common stock mutual funds. While awaiting investment in common stocks and/or common stock mutual funds, any cash held by the Trustee may be invested in common or collective short-term investment funds of the Trustee.

		Each Participant will direct, at the time he elects to make Participant deferrals, voluntary contributions and/or rollover contributions, that contributions be invested in one or more of the Investment Funds. If the Participant elects to have his contributions invested in more than one such Investment Fund, he shall designate the portion of contributions that will be invested in each Investment Fund, provided that each portion shall be in an increment of 5% of such contributions.

		Any investment election given by a Participant for investment of contributions will continue in effect until changed by the Participant. A Participant, by filing a written election with the Committee prior to December 15 of any Plan Year, may change his current investment election with respect to any of the Investment Funds as to his future Participant deferrals and/or voluntary contributions within the limits of the previous paragraph, effective on January 1 of the following Plan Year.
In addition, a Participant who is not subject to the provisions of Section 16 of the Exchange Act may also, by filing a written election with the Committee prior to June 15 of any Plan Year, change his current investment election with respect to future contributions, effective on July 1 of such Plan Year.

		A Participant, by filing a written election with the Committee prior to December 15 of any Plan Year, may convert his investment election with respect to any of the Investment Funds as to his prior contributions to the Plan within the limits of this section, at their then current value, effective on January
1 of the following Plan Year. In addition, a Participant who is not subject to the provisions of Section 16 of the Exchange Act may also, by filing a written election with the Committee prior to June 15 of any Plan Year, convert his investment election with respect to his prior contributions, effective on July 1 of such Plan Year.

		Notwithstanding any provision contained in this section, effective September 1, 1993, a Participant who is subject to the provisions of Section 16 of the Exchange Act may only change his investment election (applicable to both future Participant deferrals, rollover contributions, nondeductible contributions and Employer matching contributions and prior Participant deferrals, rollover contributions, nondeductible contributions and Employer matching contributions) with respect to investments in any Investment Fund in which investments are made in equity securities of the Employer (both increases or decreases in investments to such Investment Fund) either (i) pursuant to an irrevocable written request made during the period beginning on the third business day following the date of release of quarterly financial data including sales and earnings of the Employer for the third quarter of the calendar year and ending on the twelfth business day following such date; or (ii) pursuant to an irrevocable request in writing given to the Committee at least six months immediately prior to the effective date of such change.

		In addition, for six months following any transfer by a Participant who is subject to the provisions of Section 16 of the Exchange Act of any portion of such Participant's Employee
Deferral Account, Voluntary Contributions Account, Rollover
Account or Employer Matching Contributions Account from any
Investment Fund or Funds in which investments are made in equity securities of the Employer to any Investment Fund or Funds in which investments are not made in equity securities of the Employer (an "Intra-Fund Withdrawal Transfer"), (i) no
Intra-Fund Acquisition Transfer may be made; and (ii) no Participant deferrals, voluntary contributions, rollover contributions or Employer matching contributions may be made by, or on behalf of, the Participant into any Investment Fund or Funds except as permitted by Rule 16b-3(d)(2)(i) pertaining to
Section 16 of the Exchange Act. At the time a written request for an Intra-Fund Withdrawal Transfer is made by a Participant who is subject to the provisions of Section 16 of the Exchange
Act, the Participant must direct in writing into which Investment Fund or Funds his Participant deferrals, voluntary contributions, rollover contributions, if any, and Employer matching contributions shall be made during the six months following the Intra-Fund Withdrawal Transfer in order to cause on-going Plan transactions to be in compliance with Rule
16b-3(d)(2)(i) pertaining to Section 16 of the Exchange Act.

5.03.  Qualifying Employer Securities

		Notwithstanding any other provision of this Plan, the Plan is authorized to invest and hold up to 100% of the Trust assets in "qualifying employer securities" [as that term is defined in
Section 407(d)(5) of ERISA] and "bank deposits" [as that term is defined in Section 4975(d)(4) of the Code]. The Plan may purchase such common shares of common stock or other securities of the Employer from the Employer or from any other source, and such common shares of common stock or securities may be outstanding, newly issued or treasury securities. All such purchases shall be made at fair market values. If no common shares of common stock or other securities of the Employer are available for purchase, the Plan may retain cash uninvested or may invest all or any part thereof in any other investment if such retention is prudent under all the facts and circumstances then prevailing.

		Each Participant may vote Employer securities, which are entitled to vote and are allocated to the Accounts of such Participant. The Trustee shall provide to each Participant materials pertaining to the exercise of such rights containing all of the information distributed to other shareholders stockholders of the Employer. A Participant shall have the opportunity to exercise any such rights within the same time period as other shareholders stockholders of the Employer. In the exercise of voting rights, votes representing fractional common shares of stock and common shares of stock held in unallocated inventory shall be voted in the same ratio for the election of Directors and for and against each issue as the applicable vote directed by Participants with respect to whole common shares of stock.

		Notwithstanding any other provision of this Plan, a Participant who is entitled to a distribution from the Plan
(other than a hardship withdrawal or a withdrawal of his nondeductible contributions) has a right to demand that his benefits be distributed in the form of Employer securities to the extent his Accounts reflect ownership of whole common shares or consist of Employer securities.

5.04.  Valuation of Trust Fund

		As of each Valuation Date, the Trustee shall determine the current market value of the net assets of the Trust Fund, including the current market value of each Investment Fund established by the Committee pursuant to Section 5.02.



ARTICLE VI

WITHDRAWALS OF PARTICIPANT DEFERRALS WHILE EMPLOYED

6.01.  Withdrawal of Employee Deferral Accounts

		Except as provided in Section 3.01(e) and Section 3.05, the balance to the credit of a Participant in his Employee Deferral
Account shall not be distributable until the Participant's retirement, death, disability, separation from service with the Employer, termination of the Plan (provided a total distribution is made and the Employer does not establish a successor plan), the date of the sale by the Employer of all of its assets
(provided the affected Participant continues in the employ of the corporation acquiring such assets) or the date of the sale by the Employer of its interest in a subsidiary (provided the affected Participant continues in the employ of the subsidiary), except for any withdrawal distributions for hardship, if permitted under Section 6.02 of the Plan. No portion of a Participant's Employee Deferral Account shall be distributable merely by reason of the completion of a stated period of participation or the lapse of a fixed number of years.

6.02.  Hardship Withdrawals

		Upon 15 days' written notice to the Committee and subject to Committee approval, a Participant may withdraw all or a portion of his Employee Deferral Account (excluding any earnings credited thereto) as of the Valuation Date immediately preceding his withdrawal request to the extent necessary to meet a financial hardship. Notwithstanding the provisions of the previous sentence, effective September 1, 1993, a Participant who is subject to the provisions of Section 16 of the Exchange
Act and who participates in any Investment Fund or Funds in which investments are made in equity securities of the Employer may make a withdrawal pursuant to this Section 6.02 only if he makes his request for withdrawal (pursuant to an irrevocable election) to the Committee at least six months prior to the date any distribution for hardship is made from the Plan to such Participant. Requests for withdrawal pursuant to this Section
6.02 may only be made once in a 12-month period. The amount of any withdrawal under this section due to financial hardship shall not be less than $500 nor in excess of the amount necessary to meet such financial hardship plus any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the withdrawal. For purposes of the Plan, a financial hardship shall include any of the following events:

		(a)	expenses for medical care described in Code Section 213(d)
previously incurred by the Participant or his Spouse or dependents (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section
213(d);

		(b)	costs directly related to the purchase of a principal
residence for the Participant (excluding mortgage payments);

		(c)	the payment of tuition and related educational fees for
the next 12 months of post-secondary education for the Participant, his Spouse, children or dependents; or

		(d)	payments necessary to prevent the eviction of the
Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

		An application for withdrawal pursuant to this section may only be approved by the Committee if a Participant either (a) certifies that his financial need cannot be met by insurance, reasonable liquidation of assets (not itself creating a hardship), cessation of Participant deferrals, by other distributions or nontaxable loans from plans maintained by the Employer or by borrowing from commercial sources on reasonable commercial terms; or (b) elects to (i) suspend his Participant deferrals to this Plan and all other plans maintained by the Employer for a period of 12 months following his receipt of a hardship distribution pursuant to this section; and (ii) have his Participant deferrals to this Plan for his taxable year immediately following the taxable year of the hardship distribution limited to the applicable limit on Participant deferrals under Section 402(g) of the Code minus his Participant deferrals for the taxable year of the hardship distribution.
Notwithstanding the previous provisions of this paragraph, effective September 1, 1993, an application for withdrawal by a Participant who is subject to the provisions of Section 16 of the Exchange Act may only be approved by the Committee if the Participant satisfies the requirements of (b) of this paragraph, suspends his voluntary contributions and rollover contributions to this Plan and all other plans maintained by the Employer for a period of six months following his receipt of a hardship distribution and agrees that for six months following the date any distribution for hardship is made, no Intra-Fund Acquisition
Transfer shall be made.

6.03.  Withdrawal of Nondeductible Contributions

		A Participant shall, upon 30 days' prior written notice to the Committee, be entitled to withdraw at any time his entire
Voluntary Contributions Account, or any portion of such Voluntary Contributions Account. Notwithstanding the provisions of the previous sentence, effective September 1, 1993, a Participant who is subject to the provisions of Section 16 of the Exchange Act and who participates in any Investment Fund or Funds in which investments are made in equity securities of the Employer may make a withdrawal pursuant to this Section 6.03 only if he makes his request for withdrawal (pursuant to an irrevocable election) to the Committee at least six months prior to the date any distribution is made from the Plan to such Participant. Requests for withdrawal pursuant to this Section
6.03 may only be made once in a 12-month period. To the extent that a Participant who is subject to the provisions of Section
16 of the Exchange Act makes a withdrawal of all or a part of his nondeductible contributions pursuant to this Section 6.03, rules similar to the rules contained in Section 6.02 (applicable to the withdrawal of Participant deferrals) shall be applied with respect to the Participant's ability to again make nondeductible contributions to the Plan, to make Participant deferrals and rollover contributions to the Plan and to make any Intra-Fund Acquisition Transfer.

6.04.  Amount and Payment of Withdrawals

		All withdrawals under Article VI shall be effective as of the Valuation Date immediately preceding the date the Committee receives a timely withdrawal request from the Participant. The amount of such withdrawal shall be taken from the Participant's
Account as of such Valuation Date and paid to the Participant in a single lump sum as soon as administratively possible.
Notwithstanding the previous provisions of this Section 6.04, effective September 1, 1993, any withdrawal on behalf of a Participant who is subject to the provisions of Section 16 of the Exchange Act shall not be effective until the date which is at least six months from the date on which such Participant made an application to the Committee for the withdrawal.



ARTICLE VII

AMOUNT AND DISTRIBUTION OF BENEFITS

7.01.  Retirement Benefits

		(a)	Normal Retirement.  The retirement benefit payable under
the Plan in the case of a Participant whose employment with the Employer is terminated on or after his Normal Retirement Age shall be 100% of his Accounts on the Valuation Date immediately following his termination of employment if the termination of employment occurs after the mid-point of any calendar quarter.
If the Participant's termination of employment occurs on or before the mid-point of a calendar quarter, the benefit payable shall be 100% of the Participant's Accounts on the Valuation
Date immediately preceding his termination of employment, plus any contributions and earnings subsequently allocated to such Accounts and less any subsequent distributions from and losses subsequently allocated to such Accounts.

		(b)	Early Retirement.  Any Participant who attains age 55 is
eligible for early retirement under the Plan. The retirement benefit payable under the Plan in the case of a Participant who is eligible for early retirement shall be 100% of his Accounts on the Valuation Date immediately following his early retirement if the termination of employment occurs after the mid-point of any calendar quarter. If the Participant's termination of employment occurs on or before the mid-point of a calendar quarter, the benefit payable shall be 100% of the Participant's
Accounts on the Valuation Date immediately preceding his termination of employment, plus any contributions and earnings subsequently allocated to such Accounts and less any subsequent distributions from and losses subsequently allocated to such Accounts.

7.02.  Death Benefits

		The death benefit payable to a Beneficiary under the Plan in the case of a Participant whose employment with the Employer is terminated due to his death shall be 100% of his Accounts on the Valuation Date immediately following the Participant's death if the termination of employment occurs after the mid-point of any calendar quarter. If the Participant's termination of employment occurs on or before the mid-point of a calendar quarter, the benefit payable shall be 100% of the Participant's
Accounts on the Valuation Date immediately preceding his termination of employment, plus any contributions and earnings subsequently allocated to such Accounts and less any subsequent distributions from and losses subsequently allocated to such Accounts.

7.03.  Disability Benefits

		The disability benefit payable under the Plan in the case of a Participant who becomes totally and permanently disabled shall be 100% of his Accounts on the Valuation Date immediately following the date of his total and permanent disability if the termination of employment occurs after the mid-point of any calendar quarter. If the Participant's termination of employment occurs on or before the mid-point of a calendar quarter, the benefit payable shall be 100% of the Participant's
Accounts on the Valuation Date immediately preceding his termination of employment, plus any contributions and earnings subsequently allocated to such Accounts and less any subsequent distributions from and losses subsequently allocated to such Accounts. A Participant shall be deemed totally and permanently disabled on the date that he suffers a physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents the Employee from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which the Employee is qualified by reason of his training, education or experience.

7.04.  Benefits Upon Termination of Employment

		The benefit payable under the Plan in the case of a Participant whose employment with the Employer is terminated for any reason other than retirement, death or disability shall be 100% of his Accounts, as of the Valuation Date immediately following his termination of employment if the termination of employment occurs after the mid-point of any calendar quarter.
If the Participant's termination of employment occurs on or before the mid-point of a calendar quarter, the benefit payable shall be 100% of the Participant's Accounts on the Valuation
Date immediately preceding his termination of employment, plus any contributions and earnings subsequently allocated to such Accounts and less any subsequent distributions from and losses subsequently allocated to such Accounts.

7.05.  Distribution of Benefits

		(a)	At the time a Participant becomes entitled to receive any
amount because of his retirement, death, disability or termination of employment, the Trustee, acting in accordance with the written instructions of the Committee, shall either make payment from the Trust Fund to such Participant or his Beneficiary (i) in a lump sum; or (ii) in such periodic installments as may be elected by the Participant or Beneficiary over a time period not to exceed 10 years.

		Effective January 1, 1993, if a Participant is entitled to a distribution under this Section 7.05 which qualifies as an Eligible Rollover Distribution and he (a) elects to have such distribution paid directly to an Eligible Retirement Plan; and
(b) specifies the Eligible Retirement Plan to which such distribution is to be paid (in a manner required by the Plan
Administrator), such distribution shall be made from the Plan in the form of a direct trustee-to-trustee transfer to the Eligible
Retirement Plan so specified. The preceding sentence shall only be applicable to the extent that a Participant's Eligible
Rollover Distribution would be includible in the Participant's gross income if it were not transferred to an Eligible
Retirement Plan.  For purposes of this paragraph, the term
"Eligible Rollover Distribution" shall have the meaning given to such term under Section 401(a)(31)(C) of the Code and the term
"Eligible Retirement Plan" shall have the meaning given to such term under Section 401(a)(31)(D) of the Code.

		If a Participant's Accounts are to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

			  (i)	a period certain not extending beyond the life
expectancy of the Participant; or

			 (ii)	a period certain not extending beyond the joint and
last survivor expectancy of the Participant and a designated
Beneficiary.

		(b)	If the Participant's Accounts are to be distributed in
other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the total amount of the Participant's Accounts by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated
Beneficiary.  If the Participant's Spouse is not the designated
Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

		If the distribution of the Participant's Accounts has begun and he dies before such Accounts have been distributed to him, the remaining portion of such Accounts will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

		Subject to the succeeding paragraph, if the Participant dies before his distribution has begun, his Accounts shall be distributed within five years of his death unless (i) a portion of such Accounts is payable to or on behalf of a designated
Beneficiary; (ii) such portion will be distributed over the life of such designated Beneficiary; and (iii) such distribution begins not later than one year after the date of the Participant's death (or such date as prescribed by the Secretary of Treasury).

		Notwithstanding the preceding paragraph, if the designated Beneficiary is the Participant's Surviving Spouse, the date by which the distribution must commence under (iii) in the preceding paragraph shall be the date the Participant would have attained age 70 1/2. If the Surviving Spouse dies before distribution to said Spouse begins, this section shall apply as if the Surviving Spouse were the Participant. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time that payment first commences without further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

7.06.  Timing of Distributions

		(a)	Distributions under the Plan pursuant to this Article VII
will begin as soon as practicable, but, unless otherwise elected by the Participant, not later than 60 days following the end of the Plan Year in which the Participant attains age 65, celebrates his tenth anniversary of participation in the Plan or terminates employment, whichever is latest. In no event will the entire interest of a Participant be distributed, or commence to be distributed, later than April 1 following the year in which the Participant attains age 70 1/2.

		(b)	Notwithstanding the previous paragraph, if a Participant
terminates service and the value of his Accounts does not exceed
$3,500 (and did not exceed $3,500 at the time of any prior distribution), the Participant shall receive a distribution of the value of his Accounts as soon as administratively feasible following his termination of service. If a Participant terminates service and the value of his Accounts exceeds $3,500
(or exceeded $3,500 at the time of any prior distribution), the Participant may elect, with the written consent of his Spouse, if any, to receive a distribution of the value of his Accounts as soon as administratively feasible following his termination of service. For purposes of this paragraph, if the value of a Participant's Accounts is zero, the Participant shall be deemed to have received a distribution of such Accounts.



ARTICLE VIII

DEFERRAL PLAN COMMITTEE

8.01.  Appointment of Committee

		A Deferral Plan Committee consisting of not less than three members nor more than five members shall be appointed by the Board of Directors of the Employer to administer the Plan.
Vacancies in the Committee, which result from death, resignation or otherwise, shall be filled from time to time by appointment of a new Committee member by the Employer; and any member of the Committee may be removed at any time at the discretion of the Employer.

8.02.  Powers and Duties

		(a)	The Committee shall, in its discretion, have full power to
administer the Plan and to construe and apply all of its provisions on behalf of the Employer. The Employer shall be the Named Fiduciary within the meaning of Section 402(a) of ERISA for purposes of Plan administration. The Committee may delegate to any other person or organization any of its powers and duties with respect to the operation of this Plan. The Committee's powers and duties, unless properly delegated, shall include, but shall not be limited to

			  (i)	deciding questions relating to eligibility, continuity
of service and amount of benefits;

			 (ii)	deciding disputes which may arise with regard to the
rights of Employees, Participants and their legal
representatives or Beneficiaries under the terms of the Plan.
Such decisions by the Committee shall be deemed final in each case;

			(iii)	obtaining such information from the Employer with
respect to its Employees as shall be necessary to determine the rights and benefits of such Employees under the Plan. The
Committee may rely conclusively upon such information furnished by the Employer;

			 (iv)	compiling and maintaining all records necessary for the
Plan;

			  (v)	furnishing the Employer, upon request, such reports
with respect to the administration of the Plan as are reasonable and appropriate;

			 (vi)	authorizing the Trustee to make payment of all benefits
as they become payable under the Plan;

			(vii)	engaging such legal, administrative, actuarial,
investment, accounting, consulting and other professional services as the Committee deems proper;

		      (viii)	adopting rules and regulations for the
administration of the Plan not inconsistent with the Plan;

			 (ix)	doing and performing such other actions as may be
provided for in other parts of this Plan.

		(b)	The Committee shall determine whether domestic relations
orders represent "qualified domestic relations orders" as that term is defined in Code Section 414(p) or a successor provision.
If the Committee determines the order is a qualified domestic relations order, it shall direct the manner and time of distribution pursuant to the order. Prior to such determination, the Committee shall promptly notify the Participant affected with respect to the order and any payee under the order of the receipt of the order. The Committee shall send such notices to the address set forth in the order, or if the address is not set forth therein, to the last known address. Such notice shall state that the Committee is in the process of determining whether the order is a qualified domestic relations order and such notice shall also permit a reasonable period under the circumstances for comment with respect to such determination. During such period, the Committee shall cause the amounts otherwise payable under the order to be segregated in a separate account. After the determination is made, the Committee shall notify the Participant and any payee under the order of such determination. Any payee may designate a representative for receipt of copies of notices sent to the payee with respect to the order.

8.03.  Actions by the Committee

		The Committee may act at a meeting, or in writing without a meeting, by the vote or assent of a majority of its members.
The Committee shall appoint one of its members to act as a secretary to record all action taken by it. The Committee shall have authority to designate in writing one or more of its members as the person(s) authorized to execute papers and perform other ministerial duties on behalf of the Committee.

8.04.  Interested Committee Members

		No member of the Committee shall participate in any action of the Committee on a matter in which such member has a specialized individual interest as a Participant in the Plan. Such matters shall be determined by a majority of the remainder of the Committee.

8.05.  Indemnification

		The Employer shall indemnify and hold harmless any person who is or was a member of the Committee or any person who is or was an employee who performs or performed services with respect to the Plan against all liabilities and all reasonable expenses
(including, without limitation, counsel fees and amounts paid in settlement other than to the Employer) incurred or paid in connection with any threatened or pending action, suit or proceeding to which such person (or his executor, administrator or other legal representative) may be made a party or in which such person may otherwise be involved by reason of the fact that he serves or has served as a member of the Committee or otherwise performs or has performed services with respect to the Plan; provided that (a) if such action, suit or proceeding shall be prosecuted against such person (or his executor, administrator or other legal representative) to final determination on the merits or otherwise, it shall not be finally adjudged in such action, suit or proceeding that such person is liable for gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed; or (b) if such action, suit or proceeding shall be settled or otherwise terminated as against such person (or his executor, administrator or other legal representative) without a final determination, it shall be determined that such person was not guilty of gross negligence or willful misconduct in the performance of his duty to the Employer or the Plan in relation to the matter or matters in respect of which indemnification is claimed, such determination to be made by a majority of the members of the Board of Directors of the Employer or by independent counsel to whom the question may be referred by the Board of Directors.

		The Employer's obligations under this section may be satisfied through the purchase of a policy or policies of insurance providing equivalent protection.

8.06.  Conclusiveness of Action

		Any action on matters within the discretion of the Committee shall be conclusive, final and binding upon all Participants of the Plan and upon all persons claiming any rights hereunder including Beneficiaries.

8.07.  Payment of Expenses

		The members of the Committee shall serve without compensation for services as such. Notwithstanding the preceding sentence, the Trust Fund shall reimburse the Committee and its members for all necessary and proper expenses incurred in carrying out their duties under the Plan. The compensation or fees of accountants, counsel and other specialists may be paid directly by the Employer or by the Trust Fund; and any other costs of administering the Plan or Trust may be charged to the Trust;
and, at the discretion of the Employer, such costs may be reimbursed by the Employer.

8.08.  Claims Procedure

		(a)	A Participant or Beneficiary or the Employer acting on
behalf of such Participant or Beneficiary shall notify the Committee of a claim for benefits under the Plan. Such request shall be in writing to the Committee and shall set forth the basis of such claim and shall authorize the Committee to conduct such examinations as may be necessary for the Committee to determine, in its discretion, the validity of the claim and to take such steps as may be necessary to facilitate the payment of benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

		A decision by the Committee shall be made promptly and not later than 90 days after the Committee's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim for benefits.

		(b)	Whenever a claim for benefits by any Participant or
Beneficiary has been denied by the Committee, a written notice prepared in a manner calculated to be understood by the Participant or Beneficiary must be provided setting forth

			  (i)	the specific reasons for the denial;

			 (ii)	the specific reference to the pertinent Plan provisions
on which the denial is based;

			(iii)	a description of any additional material or information
necessary for the claimant to perfect the claim and an
explanation of why such material or information is necessary; and

			 (iv)	an explanation of the Plan's claim review procedure.

		(c)	Upon denial of his claim by the Committee, a Participant
or Beneficiary

			  (i)	may request a review by a named fiduciary, other than
the Committee, upon written application to the Employer;

			 (ii)	may review pertinent Plan documents; and

			(iii)	may submit issues and comments in writing to a named
fiduciary.

		A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

		A decision by a named fiduciary shall be made promptly and not later than 60 days after the named fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a named fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.



ARTICLE IX

AMENDMENT TO THE PLAN

9.01.  Right to Amend

		The Employer shall have the right at any time, by an instrument in writing, to modify, alter or amend this Plan in whole or in part; provided, however, that no such amendment shall in any way affect the vested rights of the Participants under this Plan. If an amendment changes the vested rights provided in this Plan, each Participant having not less than three Years of Service may elect, during the period beginning when the amendment is adopted and ending no earlier than the latest of (a) 60 days after the amendment's adoption; (b) 60 days after the amendment's effective date; or (c) 60 days after the Participant is issued a written notice of the amendment, to have his vested rights computed without regard to such amendment. No amendment shall be made to this Plan which shall attempt to transfer any part of the corpus or income of the Trust to purposes other than the exclusive benefit of Participants and their Beneficiaries. No amendment to the Plan shall eliminate or reduce an early retirement benefit or eliminate an optional form of distribution.



ARTICLE X

TERMINATION OF THE PLAN

10.01.  Right to Terminate

		The Employer shall have the right to terminate the Plan in whole or in part at any time. In the event of a termination, partial termination or complete discontinuation of contributions, each affected Participant shall be 100% vested in the value of all his Accounts.

10.02.  Plan Merger and Consolidation

		If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, each Participant shall be entitled to a distribution immediately after such merger, consolidation or transfer
(determined as if such plan then terminated) at least equal to the distribution to which he would have been entitled had the Plan terminated immediately prior to such merger, consolidation or transfer.

10.03.  Successor Employer

		In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the terms and provisions of this Trust Agreement upon the filing in writing of its election to do so with the Trustee and acceptance by the Trustee, and providing such successor meets the requirements of the Code. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor; and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.



ARTICLE XI

TRUST AND THE TRUSTEE

11.01.  Employer to Select Trustee

		The Employer shall select a Trustee to hold and invest the Trust Fund in accordance with the terms of a Trust Agreement.
The Trustee shall be a bank or trust company incorporated under the laws of the United States or of any state and qualified to operate as a trustee or a combination of such entities or an individual. The Employer may, from time to time, change the Trustee then serving under the Trust Agreement to another
Trustee or elect to terminate the Trust and hold the Plan assets in any other method acceptable under ERISA.

		The Trustee shall invest, manage, acquire and dispose of the Plan's assets. However, the Employer may, in its sole discretion, retain an investment manager [as defined in Section
3(38) of ERISA] to direct the manner in which some or all of the Plan's assets are invested, managed, acquired or disposed of by the Trustee. The Trustee shall be the Named Fiduciary within the meaning of ERISA with respect to the investment, management and control of the Trust Fund, unless such duties are delegated to an investment manager or otherwise delegated under the terms of the Trust Agreement. The Trust Agreement may include provision for participation in a joint or associated Trust Fund or pooled separate account for the purpose of pooling investment experience.



ARTICLE XII

TOP HEAVY PLAN PROVISIONS

12.01.  Definitions

		If the Plan is or becomes top heavy in any Plan Year, the provisions of this Article XII will supersede any conflicting provisions in the Plan. The following definitions and rules are necessary to comply with related federal tax requirements:

		(a)	Key Employee:  Any Employee or former Employee (and the
Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A); (ii) an owner (or an individual who is considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual compensation exceeds the dollar limitation under Code Section 415(c)(1)(A); (iii) a 5% owner of the Employer; or (iv) a 1% owner of the Employer who has annual compensation of more than $150,000. For purposes of this section, annual compensation means compensation as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section
125, 402(a)(8), 402(h) or 403(b). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key
Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

		(b)	Non-Key Employee:  Any Employee or former Employee of the
Employer who is not a Key Employee. The Beneficiary of a Non-Key Employee will be treated as a Non-Key Employee, and the Beneficiary of a former Non-Key Employee will be treated as a former Non-Key Employee.

		(c)	Determination Date:  For any Plan Year subsequent to the
first Plan Year, the last day of the preceding Plan Year. For the first Plan Year, the last day of such Plan Year.

		(d)	Permissive Aggregation Group:  The Required Aggregation
Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation
Group, would continue to satisfy the requirements of Code
Sections 401(a)(4) and 410.

		(e)	Required Aggregation Group:  (i) Each qualified plan of
the Employer in which at least one Key Employee participates or participated at any time during the determination period
(regardless of whether the Plan has terminated); and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section
401(a)(4) or 410.

		(f)	Top Heavy Plan:  The Plan, if it meets the requirements of
Section 12.02.

12.02.  Top Heavy Status

		This Plan, and any other plans aggregated with it, will become top heavy pursuant to this Section 12.02, as of the Determination Date, if the present value of accrued benefits for Key Employees is more than 60% (90% in the case of "super top heavy") of the sum of the present value of accrued benefits of all Employees, excluding former Key Employees. In the case of more than one plan which is to be aggregated, the present value of the accrued benefits (including distributions for Key
Employees and all Employees) is first determined separately for each plan as of each plan's determination date. The plans then will be aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. The combined results will indicate whether the plans are top heavy. For purposes of any plan that is aggregated with this Plan, such computations shall be made, for such plan, by using the interest rate and mortality assumptions contained in such plan.

		The Account balances and accrued benefits of a Participant who has not performed services for the Employer maintaining the Plan during the five-year period ending on the Determination Date will be disregarded.

		The present value of accrued benefits as of the Determination Date for any individual is the sum of (a) the Account balance as of the most recent Valuation Date occurring within a 12-month period ending on the Determination Date; (b) an adjustment for contributions due as of the Determination Date; and (c) the aggregate distributions made with respect to such individual under the Plan during the five-year period ending on the Determination Date. For a profit sharing plan, the adjustment in (b) is generally the amount of contributions actually made after the Valuation Date but on or before the Determination Date.

		In determining whether the Plan is top heavy, it must be aggregated with each plan included in the Required Aggregation
Group. In addition, the Employer may aggregate plans included in the Permissive Aggregation Group.

12.03.  Minimum Contributions

		For each Plan Year in which the Plan is top heavy, each Participant who is a Non-Key Employee (including those Participants who did not complete 1,000 Hours of Service in the Plan Year) must receive an annual allocation of contributions
(disregarding Social Security benefits) equal to at least 3% of his Compensation; provided that, if the largest percentage of Compensation allocated to a Key Employee for a Plan Year is less than 3%, that largest percentage will be substituted for 3%.
For any year in which the Employer maintains a defined benefit plan in addition to this Plan, the requirements of this paragraph will be satisfied by providing each Non-Key Employee with the 2% minimum annual benefit provided under the top heavy provisions of the defined benefit plan. For any year in which the Employer maintains another defined contribution plan in addition to this Plan, the minimum benefit described in this paragraph shall be provided by such other defined contribution plan.



ARTICLE XIII

MISCELLANEOUS

13.01.  Voluntary Plan

		The Plan is purely voluntary on the part of the Employer; and neither the establishment of the Plan nor any amendment thereof nor the creation of any fund or account nor the payment of any benefits shall be construed as giving any person a legal or equitable right against the Employer, the Trustee or the Committee unless the same shall be specifically provided for in this Plan or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this Plan. Nor shall such actions be construed as giving any Employee or Participant the right to be retained in the service of the Employer. All Employees and/or Participants shall remain subject to discharge to the same extent as though this Plan had not been established.

13.02.  Designation of Dates

		Whenever any date designated herein shall fall on a Saturday, Sunday or holiday, the next succeeding day which is not a Saturday, Sunday or holiday will be substituted therefor, except that where a date is designated as the last day of a period and such date falls on a Saturday, Sunday or holiday, the next preceding day which is not a Saturday, Sunday or holiday shall be substituted therefor.

13.03.  Non-alienation of Benefits

		Participants and their Beneficiaries shall be entitled to all the benefits specifically set out under the terms of the Plan, but said benefits or any of the property rights therein shall not be assignable or distributable to any creditor or other claimant of such Participant. A Participant shall not have the right to anticipate, assign, pledge, accelerate or in any way dispose of or encumber any of the monies or benefits or other property which may be payable or become payable to such Participant or his Beneficiary. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code
Section 414(p) and determined pursuant to Section 8.02(b) of the Plan.

13.04.  Participant Loans

		The Committee shall direct the Trustee to loan a Participant or Beneficiary an amount from his Accounts, on a reasonably equivalent basis and in accordance with the following rules:

		A Participant's loan, when added to the balance of any other outstanding loans the Participant may have under this Plan or any other qualified retirement plan maintained by the Employer or an Affiliate, shall not exceed the lesser of

		(a)	$50,000 reduced to the extent of (i) the highest
outstanding loan balance of the Participant's loans outstanding during the immediately prior 12-month period (ending the day before the new loan is granted) over (ii) the total of all outstanding loans the day the new loan is granted; or

		(b)	the greater of (i) $10,000; or (ii) 50% of the
Participant's Total Vested Account Balance.

		For purposes of this section, "Total Vested Account Balance" means the total dollar value as of the Valuation Date coinciding with or immediately preceding the date of the loan, of the vested portion of the Participant's Employer Matching
Contributions Account, Voluntary Contributions Account and
Employee Deferral Account.

		In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

		(a)	all loans shall be subject to the approval of the
Committee or its agent;

		(b)	an application for a loan by a Participant shall be made
in writing to the Committee or its agent, whose action thereon shall be final;

		(c)	in reviewing applications for loans, the Committee shall
apply normal commercial standards to determine whether to approve or deny an applicant's request;

		(d)	the period of repayment for any loan shall be arrived at
by mutual agreement between the Committee or its agent and the borrower, but all loans shall become due and payable upon termination of employment and the period in no event shall exceed five years, except that a ten-year repayment rule shall apply to any loan used for the purpose of establishing or preserving a home which is the Participant's principal residence;

		(e)	each loan shall be made at a rate of interest equal to the
average of the rates of interest charged for similarly secured loans by banks and trust companies within the market served by the Trustee reasonably contemporaneously with the execution of the note;

		(f)	each loan shall be treated as a separate investment of the
funds credited to such Participant's Accounts and the Committee shall reduce such Participant's Accounts in any Investment Funds as the Participant has so directed;

		(g)	payments by a Participant on any such loan shall be
credited to such Participant's Accounts in the various
Investment Funds in the same proportions as the Participant's deferral contributions are made to such Investment Funds at the time such loan payments are made;

		(h)	an amount equal to all unpaid loans to such Participant,
including accrued interest thereon, shall be deducted from the amount otherwise distributable to any Participant or to a Beneficiary of any such Participant pursuant to Article VII for purposes of repayment of such loans;

		(i)	no more than one loan to any Participant can be made in
any calendar year and any Participant cannot have more than one loan outstanding at any time;

		(j)	repayment of loans shall be by payroll deduction or other
approved method on a level amortization basis except that a Participant may prepay the outstanding principal balance of his loan at any time;

		(k)	the Committee will also notify the Participant that, to
the extent his loan is secured by the balance in his Employee
Deferral Account, no interest deduction is allowable;

		(l)	loans shall be made available to all Participants and
Beneficiaries on a reasonably equivalent basis;

		(m)	loans shall not be made available to Highly-Compensated
Employees in an amount greater than the amount made available to other Employees;

		(n)	each loan shall be secured by the balance remaining in the
Participant's Accounts and/or by such other security usually and customarily utilized in the banking industry as the Committee may deem adequate;

		(o)	the Committee shall approve and deny loans on a
nondiscriminatory basis using criteria customary and usual in the banking industry;

		(p)	no participant loan shall exceed the present value of the
Participant's Accounts;

		(q)	a Participant must obtain the consent of his or her
Spouse, if any, to use of his Accounts as security for the loan.
Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured. The consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to that loan. A new consent shall be required if the Accounts are used for renegotiation, extension, renewal or other revisions of the loan;

		(r)	in the event of default, foreclosure on the note and
attachment of security will not occur until a distributable event occurs in the Plan;

		(s)	no loans will be made to any shareholder-employee or
owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns [or is considered as owning within the meaning of Section 318(a)(1) of the Code], on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

		If a valid spousal consent has been obtained in accordance with (q), then, notwithstanding any other provision of this Plan, the portion of the Participant's Accounts used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Accounts payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Accounts (determined without regard to the preceding sentence) are payable to the Surviving Spouse, then the Accounts shall be adjusted by first reducing the Accounts by the amount of the security used as repayment of the loan and then determining the benefit payable to the Surviving Spouse.

		Notwithstanding the previous provisions of this Section 13.04, effective September 1, 1993, a Participant who is subject to the provisions of Section 16 of the Exchange Act and who participates in any Investment Fund or Funds in which investments are made in equity securities of the Employer may be granted a loan pursuant to this Section 13.04 only if he makes his request for a loan (pursuant to an irrevocable election) to the Committee at least six months prior to the date the loan is to be made from the Plan to such Participant. An application for a loan by a Participant who is subject to the provisions of
Section 16 of the Exchange Act may only be approved by the Committee if the Participant agrees that no Participant deferrals, voluntary contributions, or rollover contributions or Employer matching contributions shall be made by, or on behalf of, the Participant into any Investment Fund or Funds in which investments are made in equity securities of the Employer for a period of six months following his receipt of a loan and that for six months following the date the loan is made, no Intra-Fund Acquisition Transfer shall be made. In addition, no payments by such a Participant on any such loan shall be credited to an Account in an Investment Fund in which investments are made in equity securities of the Employer for a period of six months following his receipt of the loan.

13.05.  Inability to Receive Benefits

		If the Committee receives evidence that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release therefor; and (b) another person or an institution is then maintaining or has custody of such person and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, such payment may be made to such other person or institution referred to in (b) above. The release to such other person or institution shall be a valid and complete discharge for the payment.

13.06.  Lost Participants

		If the Committee is unable, after reasonable and diligent effort, to locate a Participant or Beneficiary who is entitled to payment under the Plan, the payment due such person shall become a Forfeiture; provided, however, that if the Participant or Beneficiary later files a claim for his benefit, it shall be reinstated. Notification by certified or registered mail to the last known address of the Participant or Beneficiary shall be deemed a reasonable and diligent effort to locate such person.

13.07.  Limitation of Rights

		Nothing in the Plan, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm or association other than the Employer, the Participants and their successors in interest any right, remedy or claim under or by reason of this Plan.

13.08.  Gender

		Whenever used in this Plan, the masculine pronoun refers to both men and women.

13.09.  Invalid Provision

		In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan; but this Plan shall be construed and enforced as if said illegal and invalid provision(s) had never been inserted herein.

13.10.  One Plan

		This Plan may be executed in any number of counterparts, each of which shall be deemed an original; and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

13.11.  Governing Law

		The Plan shall be governed by and construed in accordance with the federal laws governing employee benefit plans qualified under the Code and in accordance with the local laws of the State of Ohio where such laws are not in conflict with the aforementioned federal laws.

		Executed effective January 1, 1989, unless otherwise stated herein.



PEOPLES BANCORP INC.

By:  ROBERT E. EVANS
Print Name:  Robert E. Evans
Title:  President and Chief Executive Officer


Date:  August 19, 1993